UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2022

Analog Devices, Inc.

(Exact name of Registrant as Specified in its Charter)

Massachusetts	1-7819	04-2348234
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Analog Way, Wilmington, MA	01887
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 935-5565

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.16 2/3 par value per share	ADI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Exchange Offer and Consent Solicitation

On October 7, 2022 (the “Settlement Date”), Analog Devices, Inc. (the “Company”) announced the completion of the previously announced (i) offer to exchange (the “Exchange Offer”) any and all outstanding 3.450% Senior Notes due 2027 (the “Maxim Notes”) issued by Maxim Integrated Products, Inc., a wholly-owned subsidiary of the Company (“Maxim”), for up to $500,000,000 aggregate principal amount of new notes (the “ADI Notes”) to be issued by the Company and cash and (ii) solicitation of consents (the “Consent Solicitation”) to adopt certain Amendments (as defined below) with respect to the Maxim Notes, commenced on September 8, 2022.

Pursuant to the Exchange Offer and the Consent Solicitation, $440,212,000 aggregate principal amount of the Maxim Notes were tendered and subsequently accepted in connection with the Exchange Offer and the Consent Solicitation and $59,788,000 aggregate principal amount of the Maxim Notes were not tendered and remain outstanding. The Company intends to retire and cancel all Maxim Notes accepted in connection with the Exchange Offer and the Consent Solicitation.

On the Settlement Date, Maxim entered into a fifth supplemental indenture (the “Maxim Supplemental Indenture”), between Maxim and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee, with respect to the Maxim Notes issued under the indenture, dated as of June 10, 2010, as supplemented by the fourth supplemental indenture dated as of June 15, 2017 (the “Maxim Indenture”).

The Maxim Supplemental Indenture amended the Maxim Indenture to, among other things, eliminate from the Maxim Indenture (i) substantially all of the restrictive covenants, (ii) certain of the events which may lead to an “Event of Default” in the Maxim Indenture (other than for the failure to pay principal, premium or interest), (iii) the obligation to offer to repurchase the Maxim Notes upon certain change of control transactions and (iv) any restrictions in the Maxim Indenture on Maxim from consolidating with or merging into any other person or conveying, transferring or leasing all or any of its properties and assets to any person (collectively, the “Amendments”).

In connection with the settlement of the Exchange Offer and the Consent Solicitation, on the Settlement Date, the Company entered into a supplemental indenture (the “ADI Supplemental Indenture”) with The Bank of New York Mellon Trust Company, N.A., as trustee (the “ADI Trustee”), to the indenture dated as of June 3, 2013 (the “ADI Base Indenture” and, as amended and supplemented from time to time, the “ADI Indenture”), between the Company and the ADI Trustee, with respect to the issuance of $440,212,000 aggregate principal amount of 3.450% Senior Notes due June 15, 2027 (the “ADI Notes”), which notes will bear interest at a rate of 3.450% per annum and will mature on June 15, 2027. The ADI Notes were issued in exchange for the Maxim Notes pursuant to a private exchange offer exempt from, or not subject to, registration under the Securities Act of 1933, as amended (“Securities Act”).

The ADI Indenture contains covenants that, among other things, limit the Company’s ability to (i) issue, incur, create, assume or guarantee any debt for borrowed money secured by a lien upon any principal property or upon any shares of stock of any principal subsidiary, without securing the ADI Notes equally and ratably with (or prior to) such secured debt and (ii) consolidate with or merge with or into, or convey, transfer or lease all or substantially all of the Company’s properties and assets to, any person. The Company has the right to redeem the ADI Notes at any time on the terms provided in the ADI Indenture. Upon the occurrence of a Change of Control Triggering Event (as defined in the ADI Indenture), unless the Company has exercised its right to redeem all of the ADI Notes, each holder will have the right to require the Company to repurchase its ADI Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest. The ADI Indenture also contains customary events of default. Indebtedness under the ADI Notes may be accelerated in certain circumstances upon an event of default as set forth in the ADI Indenture.

At any time prior to March 15, 2027, the Company may, at its option, redeem in whole or in part the ADI Notes at a redemption price equal to the greater of (i) 100% of the principal amount of the ADI Notes being redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments (as defined in the ADI Supplemental Indenture) of the ADI Notes to be redeemed, discounted to the date of such optional redemption on a semi-annual basis at the Treasury Rate (as defined in the ADI Supplemental Indenture) plus 20 basis points. On and after March 15, 2027, the Company may, at its option, redeem in whole or in part the ADI Notes at a redemption price equal to 100% of the principal amount of the ADI Notes being redeemed. In each case, the Company will also pay the accrued and unpaid interest on the ADI Notes being redeemed to, but excluding, the date of redemption.

The above descriptions of the ADI Indenture and the ADI Notes are qualified in their entirety by reference to the text of the ADI Base Indenture, a copy of which is included as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein in its entirety, and the ADI Supplemental Indenture (including the form of the ADI Notes included therein), a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K and incorporated herein in its entirety. The above description of the Maxim Supplemental Indenture is qualified in its entirety by reference to the text of the Maxim Supplemental Indenture, a copy of which is included as Exhibit 4.4 to this Current Report on Form 8-K and incorporated herein in its entirety.

Registration Rights Agreement

On the Settlement Date, in connection with the issuance of the ADI Notes, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with TD Securities (USA) LLC, as the dealer manager. The Company agreed under the Registration Rights Agreement to use its commercially reasonable efforts to (i) file a registration statement on an appropriate registration form with respect to a registered offer to exchange the ADI Notes for notes with terms substantially identical in all material respects to the ADI Notes (except that the exchange notes will not contain terms with respect to transfer restrictions or any increase in annual interest rate) and (ii) cause the registration statement to be declared effective under the Securities Act. In the event of a Registration Default (as defined in the Registration Rights Agreement), the interest rate on the ADI Notes will be increased by (i) 0.25% per annum for the first 90-day period beginning on the day immediately following such Registration Default and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until and including the date such Registration Default ends, up to a maximum increase of 1.00% per annum.

The above description of the Registration Rights Agreement is qualified in its entirety by reference to the text of the Registration Rights Agreement, a copy of which is included as Exhibit 4.5 to this Current Report on Form 8-K and incorporated herein in its entirety.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the caption “Exchange Offer and Consent Solicitation” is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description

4.1	Indenture, dated as of June 3, 2013, by and between Analog Devices, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 1-7819) as filed with the Commission on June 3, 2013 and incorporated herein by reference.

4.2	Supplemental Indenture, dated as of October 7, 2022, between Analog Devices, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.3	Form of 3.450% Senior Notes due 2027 (included in Exhibit 4.2).

4.4	Fifth Supplemental Indenture, dated as of October 7, 2022, between Maxim Integrated Products, Inc. and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee.

4.5	Registration Rights Agreement, dated as of October 7, 2022, between Analog Devices, Inc. and TD Securities (USA) LLC.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2022	ANALOG DEVICES, INC.

	By:	/s/ Prashanth Mahendra-Rajah
Prashanth Mahendra-Rajah
Executive Vice President, Finance and Chief Financial Officer